EXHIBIT 99.1

Crinetics Pharmaceuticals Provides Update on CRN04777 Program

SAN DIEGO, November 28, 2022 -- Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) today provided an update on its development program for CRN04777, an investigational, oral somatostatin receptor type 5 (SST5) agonist being developed as a treatment for congenital hyperinsulinism (HI).

On October 24, 2022, Crinetics submitted an Investigational New Drug application (IND) to the United States Food and Drug Administration (FDA) to initiate the first U.S. clinical study of CRN04777, which is designed to evaluate the compound in a pediatric population (ages 3 months - 12 years). On November 22, 2022, the FDA informed the company via telephonic communication that the proposed Phase 2 clinical study was not yet permitted to proceed. The FDA indicated that it would provide the company with the basis for its decision within 30 days. Crinetics plans to engage with the FDA to understand the additional information or clarifications that may be required before the FDA will allow the study to proceed.

CRN04777 was previously evaluated in 78 adult healthy volunteers in a Phase 1 single- and multiple-ascending dose clinical trial under a Clinical Trial Application in Germany. Results from these studies showed CRN04777 was well tolerated at doses from 30 mg to 120 mg. No serious adverse events (SAEs) were reported and no discontinuations due to adverse events occurred. All adverse events were considered to be mild-to-moderate.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. Paltusotine, an investigational, oral somatostatin receptor type 2 (SST2) agonist, is in Phase 3 clinical development for acromegaly and Phase 2 clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics has demonstrated pharmacologic proof-of-concept in Phase 1 clinical studies for CRN04777, an investigational, oral somatostatin receptor type 5 (SST5) agonist in development for congenital hyperinsulinism, and for CNR04894, an investigational, oral ACTH antagonist in development for the treatment of Cushing’s disease, congenital adrenal hyperplasia, and other diseases of excess ACTH. All of the company’s drug candidates are orally delivered, small molecule new chemical entities resulting from in-house drug discovery efforts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the plans and timelines for the clinical development of CRN04777, including as a result of the clinical hold; the therapeutic potential and clinical benefits of CRN04777; the FDA’s communication plans related to the clinical hold on the IND for CRN04777; our plans and expectations for communications with the FDA regarding CRN04777 and the provision of related updates based on such communications. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including, without limitation, topline data that we report may change following a more comprehensive review of the data related to the clinical trials and such data may not accurately reflect the complete results of a clinical trial, and the FDA and other regulatory authorities may not agree with our interpretation of such results; we may not be able to obtain, maintain and enforce our patents and other intellectual property rights, and it may be prohibitively difficult or costly to protect such rights; the COVID-19 pandemic may disrupt Crinetics’ business and that of the third parties on which it depends, including delaying or otherwise disrupting its clinical trials and preclinical studies, manufacturing and supply chain, or impairing employee productivity; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies; regulatory developments in the United States and foreign countries; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the timing and outcome of research, development and regulatory review is uncertain, and Crinetics’ drug candidates may not advance in development or be approved for marketing; Crinetics may use its capital resources sooner than expected; any future impacts to our business resulting from the conflict between Russia and Ukraine or other geopolitical developments outside our control; and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Investor Relations

IR@crinetics.com

(858) 450-6464

Investors / Media:

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

Aline Sherwood

Scienta Communications

asherwood@scientapr.com

(312) 238-8957